CONVERTIBLE NOTE

DRAW DOWN FACILITY

ISSUER:	TRIO RESOURCES AG INC. (the “Debtor”)

HOLDER:	SEAGEL INVESTMENT LTD. (the “CREDITOR”)

DATE:	November 1st, 2012

The Creditor hereby agrees to provide the Debtor with a draw-down facility of $500,000 (“Facility”). The terms of the Facility are provided for below.

FOR VALUE RECEIVED and pursuant to the Facility, the Debtor hereby acknowledges that the Creditor has provided a draw-down facility of $500,000.00. The Debtor will give the the Creditor five days written notice of the amount of a draw-down under the Facility and the Creditor shall provide funds at its discretion after review of such request. The Debtor promises to pay to the Creditor in cash, certified cheque, bank draft or wire of immediately available funds, the total of all amounts drawn under the Facility (the “Principal”) in the manner set forth herein.

1.	Payment. Other than as set out herein, the Debtor shall pay all Principal without setoff or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, duties, imports or other charge of any kind.

2.	Conversion of Principal and Repayment. At the option of the Creditor and subject to applicable securities laws, the entire principal amount outstanding represented by this Convertible Note, plus any accrued interest thereon, may be converted into common shares of the Debtor at $1.00 per common share. In the event that the Debtor goes public the Convertible Note may be converted into common shares of the Public Company at the lower of $1.00 per share and the initial listing price less 20% discount of the public Shares or any financing that is done by the company via registration statement the debtor has an option to convert at whichever price is the lowest of all options above. After such conversion, all obligations of the Debtor to the Creditor pursuant to this Convertible Note shall be deemed to have been satisfied.

3.	Security. The Facility and the Convertible Note shall be secured until company becomes a Publicly Traded and the Note is converted to shares or note is paid.

4.	Term: The term of the Facility shall be for one year from the date of this Agreement during which time the Debtor may draw up to $500,000.00 After the one year period, the total Principal and all accrued and unpaid interest shall be converted in a Convertible Note and no further draw-downs will be permitted under the Facility. The Convertible Note shall have a further term of one year, thus bringing the total term of the Facility and the Convertible Note to two (2) years (“Term”).

5.	Repayment. The Principal and accrued interest shall be repaid on or before the end of the Term from either: (a) the proceeds from a financing that the Debtor may complete; (b) excess working capital not required for the operations of the business, or (c) conversion into common shares as outlined above. There shall be no penalty or bonus for repayment of the Facility or the Convertible Note prior to the end of the Term. Creditor has the right as he chooses to convert the debt note to shares of the public company at the conversion rate agreed upon above at his option at any time during the period listed above at which time both the principal and accrued interest will become due for the purpose of conversion.

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6.	Demand. The entire unpaid Principal owing by the Debtor to the Creditor evidenced hereby shall forthwith become due and payable at (a) the end of the Term; and (b) upon demand by the Creditor if: (i) the Debtor makes default in the observance or performance of any written covenant or undertaking given by the Debtor to the Creditor pursuant to a specific security agreement to be entered into between the Debtor and the Creditor; (ii) the Debtor makes default in payment of any indebtedness or liability of the Debtor to the Creditor when due whether hereunder or not and such default is not cured within 30 days following receipt or deemed receipt of such default; (iii) an order is made or a resolution passed for the winding-up of the Debtor, or a petition is filed for the winding-up of the Debtor; (iv) the Debtor becomes insolvent or makes an assignment in bankruptcy or a bulk sale of its assets or a bankruptcy petition is filed or presented against the Debtor; (v) any proceedings with respect to the Debtor are commenced under the Companies’ Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada); (vi) a judgment, execution or any other similar process of any court becomes enforceable against the Debtor or a distress or analogous process is levied upon the property of the Debtor or any part thereof; (vii) the Debtor shall permit any sum which has been admitted as due by the Debtor or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property of the Debtor to remain unpaid for thirty (30) days after proceedings have been taken to enforce the same; (viii) the Debtor ceases or threatens to cease to carry on its business or commits or threatens to commit any act of bankruptcy; or (ix) any material licenses, permits or approvals required by any law, regulation or governmental policy or by any governmental agency or commission for the operation by the Debtor of its business shall be withdrawn or cancelled.

7.	Interest. The outstanding Principal shall bear interest at the rate of 10% per annum. The interest shall accrue and be paid at the end of the Term.

8.	Continuing Obligation. This Convertible Note shall remain an obligation of the Debtor until the Principal has been fully satisfied by the Debtor either by repayment or conversion into equity.

9.	Notices. Any notice, consent or approval required or permitted to be given in connection with this Convertible Note (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile:

(a)	in the case of a Notice to the Debtor at:
100 King Street West, Suite 5600
Toronto ON
M5X 1C9
Attention: Chief Financial Officer

(b)	in the case of a Notice to the Creditor at:

Attention:	Seagel Investment Ltd.
Withfield Tower
4792 Coney Drive
Belize City, Belize

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then the Notice shall be deemed to have been given and received on the next business day.

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Any party may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section.

10.	Jurisdiction. The provisions of this Facility and Convertible Note shall be governed by and interpreted in accordance with the laws of Switzerland applicable therein.

11.	Assignment. This Facility and Convertible Note, or any part thereof or any rights thereunder, shall be assignable by the Debtor at its sole discretion..

12.	Enurement. This Facility and Convertible Note and each of its provisions shall be binding upon and shall enure to the benefit of the Creditor and its successors and assigns, and the Debtor and its successors and assigns. The term “successor” shall include, without limitation, any person resulting from the amalgamation, merger or combination of the Debtor with one or more other persons.

13.	Waivers. A waiver by the Creditor of any right or remedy under this Facility or Convertible Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Debtor hereby expressly waives presentment, demand, and protest, dishonor and nonpayment of this Facility or Convertible Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Creditor with respect to the time of payment or any other provision hereof.

IN WITNESS WHEREOF the parties have executed this Facility and Convertible Note by a duly authorized officers.

DATED as of November 1st, 2012.

TRIO RESOURCES AG INC.

Per:	/s/ J. Duncan Reid
Name: J. Duncan Reid
Title: CEO

SEAGEL INVESTMENT LTD.

Per:	/s/ Corserve S.A
Name: Corserve S.A
Title: Corporate Director

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